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                                                                     Exhibit 4.1
                                                                     -----------

                                    DOS LTD.

                             1993 STOCK OPTION PLAN



                             I. PURPOSE OF THE PLAN
                                -------------------

The DOS Ltd. 1993 STOCK OPTION PLAN (the "Plan") is intended to provide a means whereby certain employees of DOS Ltd., a Bermuda corporation (hereinafter referred to as "DOSL"), and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of DOSL, and to encourage them to remain with and devote their best effort to the business of DOSL, thereby advancing the interests of DOSL and its stockholders. Accordingly, DOSL may grant to certain employees the option ("Option") to purchase shares of the Class A Common Stock, $.01 par value, of DOSL ("Stock"), as hereinafter set forth. Options granted under the Plan may be either incentive stock options within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Stock Options") or options which do not constitute Incentive Stock Options (Non-Statutory Options). This Plan is not intended to replace or terminate any plan which currently exists with regard to the option to purchase shares in Dynamic Industries, Ltd. Any options held under a plan to purchase shares of Dynamic Industries, Ltd. stock will be enforceable under the terms of that agreement.

                               II. ADMINISTRATION
                                   --------------

The plan shall be administered by a committee (the "Committee") of three or more individuals who shall be appointed by the Board of Directors of DOSL (the "Board"). Members of the Committee shall not be eligible, and shall not have been eligible at any time prior to one year prior to their appointment to the Committee, to participate in the Plan or in any other stock, stock option or stock appreciation rights plan of DOSL or any of its affiliates ("Company Stock Plan"). The Committee shall have sole authority to select the individuals who are to be granted Options from among those eligible hereunder and to establish the number of shares which may be issued under each Option. The Committee has the authority to designate whether all or a portion of the Options granted under the Plan shall be Incentive Stock Options or nonqualified stock options. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in selecting the individuals to whom Options shall be granted, in establishing the number of shares which may be issued under each Option and in construing the provisions of the Plan shall be final. If a Committee is not appointed by the Board, the Board shall act as the Committee for purposes of the Plan, provided that a majority of the members of the Board, and a majority of the Directors acting in the matter, shall not be eligible, and shall not have been eligible at any time within one year prior to their appointment to the Board, to participate in the Stock Plan.
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                            III. OPTION AGREEMENTS
                                 -----------------

Each Option shall be evidenced by an Option Agreement and shall contain such terms and conditions, and may be exercisable for such periods and upon such events, as may be approved by the Committee. The terms and conditions of the respective Option Agreements need not be identical. Specifically, an Option agreement may provide for the surrender, in whole or in part, of the right to purchase shares under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal in value to the excess of the fair market value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe; provided that with respect to Stock Appreciation Rights granted
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to employees who are subject to Section 16 of the Securities Exchange Act of
1934 (the "1934 Act"), except as provided in Subparagraph VIII(e) hereof, the Committee shall retain final authority (i) to determine whether an optionee shall be permitted, or (ii) to approve an election by an optionee, to receive cash in full or partial settlement of Stock Appreciation Rights. Stock Appreciation Rights as provided herein may be granted at the time an Option is granted or at any time or from time to time thereafter. Moreover, an Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a fair market value equal to such option price. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the mean of the reported high and low sales prices of the Stock on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date in which such prices of the Stock are so reported. If the stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low (or if applicable, closing bid and asked) prices of Stock on the most recent date on which Stock was publicly traded. In the event stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate. Each Option and all rights granted thereunder shall not be transferable other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

                        IV. ELIGIBILITY OF THE OPTIONEE
                            ---------------------------

Options may be granted only to individuals who are full-time or part-time employees (including officers and directors who are also full-time or part-time employees) of DOSL or any parent, its wholly owned subsidiary and any majority owned subsidiary corporation (as defined in Section 424 of the Code) of DOSL at the time the Option is granted; provided, however, that members of the Committee
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shall not be eligible to be granted Options.  Options may be granted to the same individual on more than one occasion. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of DOSL or of its parent, its wholly owned subsidiary and any majority owned subsidiary corporation, within the parent, its wholly owned subsidiary and any majority owned subsidiary corporation, within the meaning of
Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the fair market value of the Stock subject to the Option and (ii) such Option

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by its terms is not exercisable after the expiration of five years from the date of grant. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock within the meaning of Section 422(d)(l) of the Code with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of DOSL and its parent, its wholly owned subsidiary and any majority owned subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination.

                         V. SHARES SUBJECT TO THE PLAN
                            --------------------------

The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 2,000,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of stock acquired by DOSL. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan, but, until termination of the Plan, DOSL shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may, to the extent they have not been exercised, be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VIII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option in any manner shall result in a decrease in the number of shares of Stock which may thereafter be available, for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by DOSL for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option which does not constitute an Incentive Stock Option.

                                VI. OPTION PRICE
                                    ------------

The purchase price of Stock issued under Option shall be determined by the Committee on a semi-annual basis, but (i) in the case of an Incentive Stock Option, such purchase price shall not be less than the fair market value of Stock subject to the Option on the date the Option is granted, and (ii) the case of an option that does not constitute an Incentive Stock Option, such purchase price shall not be less than the par value of the Stock. The Committee shall have the terms of this Agreement or the Employee's Shareholders' Agreement, and all decisions made by the Committee in setting the value of each share of Stock shall be final.

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                              VII. TERM OF PLAN
                                   ------------

The Plan shall be effective upon the date of its adoption by the Board, provided the plan is approved by the stockholders of DOSL within twelve months thereafter. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph IX, the Plan shall terminate upon and no further Options shall be granted after the expiration of five years from the date of its adoption by the Board.

                    VIII. RECAPITALIZATION OR REORGANIZATION
                          ----------------------------------

(a) The Existence of the Plan and the Options granted hereunder shall not affect in anyway the right or power of the Board of the stockholders of DOSL to make or authorize any adjustment, recapitalization, reorganization or other change in DOSL's capital structure or its business, any merger or consolidation of DOSL, any issue of debt or equality securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of DOSL or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Option theretofore granted, DOSL shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by DOSL, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(c) If DOSL recapitalizes or otherwise changes its capital structure, including an Initial Public Offering ("IPO") (a "Recapitalization"), thereafter upon any exercise of an Option theretofore granted, the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Stock as to which such Option shall then be exercisable, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to such Recapitalization, the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. If (i) DOSL shall not be the surviving entity in any merger or consolidation ( or survives only as a subsidiary of an entity other than a previously wholly owned subsidiary or majority owned subsidiary of DOSL),
     (ii) DOSL sells, leases or exchanges (or agrees to sell, lease or exchange) all or substantially all of its assets to any other person or entity (other than a wholly owned or majority owned subsidiary of DOSL), (iii) DOSL is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Stock, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of DOSL before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), then effective as of a date (selected by the Committee) within
     (a) ten days after the approval by the stockholders of DOSL of such merger,

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     consolidation, sale, lease or exchange of assets or dissolution or such election of directors of (b) thirty days of such change of control referred to in clause (iv) above, the Committee acting in its sole discretion without the consent or approval of any optionee, shall effect one or more of the following alternatives, which may vary among individual optionee(s):
     (1) accelerate the time at which Options then outstanding may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of optionee(s) thereunder shall terminate, (2) require the mandatory surrender to DOSL by selected optionee(s) of some or all of the outstanding Options held by such optionee(s) (irrespective of whether such Options are then exercisable under the provisions of the plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and cause DOSL to pay each optionee an amount of cash per share equal to the excess of the amount calculated in Subparagraph (d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the optionee shall be entitled to purchase under such Option, in lieu of the number of shares of stock as to which such Option shall then be exercisable, the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or dissolution if, immediately prior to such merger, consolidation or sale of assets or dissolution the optionee had been the holder of record of the number of shares of Stock as to which such Option is then exercisable. For purposes hereof, the parties to those certain Stockholders Agreement and Employee Stockholders Agreement among DOSL and certain of its stockholders shall not, merely because such parties are parties to such agreements, be deemed to acquire or gain ownership or control (or be part of a group which acquires or gains ownership or control) of more than 50% of the outstanding shares of Stock.

(d) For the purposes of clause (2) in Subparagraph (c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or
     (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of DOSL in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the per share price offered to stockholders of DOSL in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable,, as determined by the Committee to be the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of DOSL in any transaction described in this Subparagraph or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Any adjustment provided for in Subparagraph (b) or (c) above shall be subject to any required stockholder action.

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(f)  Except as hereinbefore expressly provided, (i) the issuance by DOSL of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of DOSL convertible into such shares or other securities, (ii) the payment of a dividend in property other than Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason hereof shall be made with respect to, the number of shares of stock subject to Options theretofore granted or the purchase once per share, unless otherwise determined by the Board in its sole discretion.

                    IX. AMENDMENT OR TERMINATION OF THE PLAN
                        ------------------------------------

The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not heretofore been granted. The Board shall have the right to later or amend the Plan or any part thereof from time to time;

provided, that no change in any Option theretofore granted may be made which
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would impair the rights of options without the consent of such optionee; and

provided, further, that the Board may not make any alteration or amendment which
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would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan, change the class of individuals eligible to receive Options under the Plan or extent the terms of the Plan, without the approval of the stockholders of DOSL.

                               X. SECURITIES LAWS
                                  ---------------

DOSL shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as DOSL or the Committee deems applicable and, in the opinion of legal counsel for DOSL, there is no exemption from the registration requirements of such law, rules or regulations available for the issuance and sale of such shares.

                        XI. WITHHOLDING AND CASH BONUSES
                            ----------------------------

The Committee may permit an optionee to elect (which election shall be subject to the Committee's sole discretion to consent to or disapprove of, shall be irrevocable and, if the optionee is subject to Section 16 of the 1934 Act, shall be subject to such administrative rules as the Committee shall determine to assure compliance with Rule 16b-3 under the 1934 Act) to deliver to DOSL (or have DOSL withholder upon exercise of the option) such shares of Stock as DOSL may require to meet is obligation under applicable tax laws and regulations to the extent the exercise of an Option or the disposition of shares of Stock acquired by exercise of an Option results in compensation income to the optionee for federal or state income tax purposes. The Committee may, at any time and in its discretion, grant to any optionee whose option is not an Incentive Stock Option (or whose incentive Stock Option fails to qualify for the favorable tax treatment afforded to Incentive Stock Options) the right to receive, at such time an din such amounts as determined by the Committee, a cash amount ("Cash Award") which is intended to reimburse the optionee for (i) all or a portion of the federal, state and local income taxes imposed upon such optionee as a consequence of the exercise for Stock of such Option, or as

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a consequence of a disqualifying disposition of Stock obtained upon exercise of an Incentive Stock Option or of the Committee's taking any action permitted under this Plan (including the receipt of the Cash Award) and/or (ii) all or a portion of an assumed interest cost for borrowing the amount of such taxes not reimbursed by DOSL during the period prior to the sale of the Stock received upon exercise of the Option.

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